UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SI INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEWS RELEASE
Contact:	Alan Hill
SI International, Inc.
703-234-6854
alan.hill@si-intl.com

SI International Reports Financial Results

for Third Quarter FY08

RESTON, VA – November 5, 2008 - SI International, Inc. (Nasdaq: SINT), an information technology and network solutions (IT) company, today announced financial results for its third quarter ended September 27, 2008.  SI International’s Quarterly Report on Form 10-Q for the third quarter of fiscal year 2008 has been filed with the SEC and can be viewed by going to the SEC’s website at www.sec.gov or SI International’s website, www.si-intl.com, and selecting “SEC Filings” on the “Investors” webpage.

Revenue for the third quarter of fiscal year 2008 (FY08) was $149.0 million.  Income from operations for the third quarter of FY08 was $6.8 million.  Net income for the third quarter of FY08 was $3.1 million or $0.23 per diluted share.  In the third quarter, SI International recorded $1.5 million of pre-tax expenses for third-party services related to the pending merger with Serco, Inc.  The impact of these expenses resulted in $0.08 reduction of fully diluted earnings per share for the current quarter.   Adjusting for the expenses associated with the pending merger, SI International’s adjusted net income is $4.0 million, or $0.31 per diluted share.  (Adjusted net income and adjusted earnings per share are non-GAAP financial measures; please refer to the discussion below entitled, “Non-GAAP Financial Measures.”)

As adjusted for these expenses, the Company’s results are in line with financial guidance provided on July 29, 2008, in which SI International stated that it expected revenues for the third quarter be in the range of $147-153 million, with net income in the range of $3.9-4.3 million, or $0.30-0.33 per fully diluted share.

Non-GAAP Financial Measures

Adjusted net income is a non-GAAP financial measure, which we define as net income plus after-tax transaction costs associated with the pending merger with Serco Inc.  Adjusted earnings per share is a non-GAAP financial measure, which we define as earnings per share, plus the per-share after-tax transaction costs relating to the pending merger.  Adjusted net income and adjusted earnings per share are not intended to replace net income or earnings per share.  Rather, we consider adjusted net income and adjusted earnings per share to be important financial measures of our operating performance for the third quarter of fiscal year 2008 related to the operation of our business without taking into account expenditures that are related to the pending merger and which are not expected to recur. We believe adjusted net income and adjusted earnings per share provides investors with an alternative means to evaluate the results of our operations.  Adjusted net income and adjusted earnings per share as used in this document may not be comparable to similarly titled measures reported by other companies due to differences in accounting policies and differences in definitions of adjusted net income and adjusted earnings per share.  The following table reconciles reported net income and earnings

SI International

per share to adjusted net income and adjusted earnings per share, as defined above, for the three months ended September 27, 2008:

	Three Months Ended September 27, 2008
	Actual	Adjustment for Transaction Costs	As Adjusted

Revenue	$148,952,000	—	$148,952,000
Operating Income	$6,780,000	$1,500,000	$8,280,000
Tax	$2,087,000	$607,000	$2,694,000
Net Income	3,066,000	$893,000	$3,959,000
Earnings Per Share	$0.23	$0.08	$0.31

About SI International: SI International, a member of the Russell 2000 and S&P SmallCap 600 indices, is a provider of information technology and network solutions (IT) primarily to the Federal government.  SI International combines technology and industry expertise to provide a full spectrum of state-of-the-practice solutions and services, from design and development to documentation and operations, to assist clients in achieving their missions.  SI International is ranked as the 44th largest Federal Prime IT Contractor by Washington Technology and has approximately 4,500 employees.  More information about SI International can be found at www.si-intl.com.

Additional Information and Where to Find It

In connection with the pending merger referred to in this press release, SI International filed a proxy statement with the Securities and Exchange Commission on October 8, 2008 which was first mailed to SI International’s stockholders on or about October 13, 2008.  SI INTERNATIONAL’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PENDING MERGER.  Investors and stockholders are able to obtain the documents free of charge at the SEC’s web site, http://www.sec.gov.  Requests for additional copies of SI International’s proxy statement should be directed to SI International’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, New York 10022, or by telephone at (877) 456-3510, or to SI International at 12012 Sunset Hills Road, Suite 800, Reston, Virginia 20190-5869, Attention: Secretary, or by telephone at (703) 234-7000.

Participants in Solicitation

SI International and its directors and executive officers and certain other members of management may be deemed to be participants in the solicitation of proxies in connection with the pending merger referred to in this press release.  Information concerning SI International’s participants is set forth in SI International’s proxy statement for its 2008 Annual Meeting of Stockholders, which was filed with the SEC on April 18, 2008.  Investors may obtain additional information regarding the interest of such participants by referring to the proxy statement regarding the pending merger filed on October 8, 2008.

Cautionary Language Concerning Forward-Looking Statements

The above-referenced statements may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Expressions of future goals, financial information or reporting, and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements may involve a number of risks and uncertainties, which are described in SI International’s filings with the Securities and Exchange Commission. These risks and uncertainties include: changes in Federal government (or other applicable) procurement laws, regulations, policies and budgets; risks relating to contract performance; changes in the competitive environment (including as a result of bid protests); and the important factors discussed in the risk factors described from time to time in reports filed by SI International with the Securities and Exchange Commission, including its Annual Report on Form 10-K  for the year ended December 29, 2007 and its quarterly reports on Form 10-Q, all of which are available directly from the SEC at www.sec.gov. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. SI International undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

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